Exhibit 99.1

MultiPlan Announces Comprehensive Refinancing

•	Maturities extended for entire debt capital structure, with earliest funded maturity in 2030 and remainder in 2031

•	Refinancing enables continued investment in the business to support Vision 2030 transformation plan

•	Broad based support from investors with participation from certain ad hoc groups of noteholders and lenders through a Transaction Support Agreement collectively representing nearly 78% of the Company’s existing funded debt

NEW YORK, NY — December 24, 2024 — MultiPlan Corporation (NYSE: MPLN) (“MultiPlan” or the “Company”), a leading provider of technology and data solutions focused on cost management, improving quality and transparency in healthcare, today announced a comprehensive refinancing to extend the maturities of its entire debt capital structure.

MultiPlan has entered into an agreement (the “Transaction Support Agreement”) with certain ad hoc groups of noteholders and lenders collectively beneficially owning approximately 78% of MultiPlan’s outstanding debt.

“Our top priority is investing in our business to drive MultiPlan’s organic growth. This refinancing extends our debt maturities and will ensure that our capital structure enables us to operate as efficiently and sustainably as possible,” said Travis Dalton, Chief Executive Officer of MultiPlan. “We’re grateful for the broad-based backing from investors who support our Vision 2030 transformation plan and contributed to this attractive refinancing. This successful outcome will help our leadership team execute our transformation into a data and technology-forward company focused on cost management, improving quality and transparency in healthcare.”

Transactions Extend Debt Maturity Profile and Support Vision 2030 Transformation Plan

With a focus on continued investment in the business, those certain ad hoc groups of noteholders and lenders have agreed with the Company to the following series of transactions (the “Transactions”), which will support our long-term growth plan:

•	terminate the existing Revolving Credit Commitments (the “Existing Revolving Credit Commitments”) under and as defined in that certain Credit Agreement, dated as of August 24, 2021 (as amended, restated, supplemented, or otherwise modified from time to time, the “Existing First Lien Credit Agreement”), by and among MPH, as borrower, MPH Acquisition Corp 1, the co-obligors from time to time party thereto, the lenders from time to time party thereto, and Goldman Sachs Lending Partners LLC, as administrative agent, collateral agent, swingline lender and a letter of credit issuer, and incur $350 million in new “first-out” first lien revolving credit commitments, which would extend the maturity of the Company’s existing revolving commitments from August 24, 2026, to December 31, 2029;

•	offer to exchange the existing Term Loans (the “Existing Term Loans”) under and as defined in the Existing First Lien Credit Agreement set to mature in 2028 for a portion of (i) new “first-out” first lien term loans in an aggregate principal amount of up to $325,005,572 (the “New First-Out First Lien Term Loans”) and (ii) new “second-out” first lien term loans in an aggregate principal amount of up to $1,143,936,928, with such new term loans maturing in 2030;

•	offers to exchange the existing 5.50% Senior Secured Notes due 2028 issued by MPH Acquisition Holdings LLC (“MPH”) (the “Existing Secured Notes”), the existing 5.750% Senior Notes due 2028 issued by MPH (the “Existing Unsecured Notes”) and the existing 6.00% / 7.00% Convertible Senior PIK Toggle Notes due 2027 issued by MultiPlan (the “Existing Convertible Notes” and, collectively with the Existing Secured Note and Existing Unsecured Notes, the “Old Notes”) for a portion of (i) New First-Out First Lien Term Loans, (ii) new “second-out” 6.50% cash & 5.00% PIK first lien notes due 2030, (iii) new “second-out” 5.75% first lien notes due 2030 and (iv) new “third-out” 6.00% cash & 0.75% PIK first lien notes due 2031 (collectively, the “Exchange Offers”);

•	a consent solicitation to eliminate substantially all covenants and events of default with respect to the Old Notes and release the collateral securing the Existing Secured Notes;

•	a consent solicitation to holders of Existing Term Loans and Existing Revolving Credit Commitments to eliminate substantially all covenants, certain default provisions, and substantially all representations and warranties in the Existing First Lien Credit Agreement, as well as release certain of the collateral and guarantors thereunder, which would have the effect of releasing (i) the same guarantors under the indentures governing the Existing Secured Notes and the Existing Unsecured Notes and (ii) the same collateral securing the Existing Secured Notes; and

•	negotiate in good faith and use commercially reasonable efforts to execute, deliver, implement and effectuate definitive documents relating to the foregoing transactions that are consistent in all material respects with the Transaction Support Agreement (including the term sheet annexed thereto).

The Transactions are expected to comprehensively reorganize MultiPlan’s capital structure and position the Company for more sustainable long-term growth. The consummation of the Transactions is subject to the satisfaction or waiver of a number of customary closing conditions. Further details of the Exchange Offers and consent solicitations are set forth in a separate press release issued on December 24, 2024 by the Company.

No Offer or Solicitation

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Old Notes or new notes in the United States and shall not constitute an offer, solicitation or sale of new notes in any jurisdiction where such offering or sale would be unlawful. There shall not be any sale of new notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About MultiPlan

MultiPlan is committed to bending the cost curve in healthcare by delivering transparency, fairness, and affordability to the US healthcare system. Our focus is on identifying medical savings, helping to lower out-of-pocket costs, and reducing or eliminating balance billing for healthcare consumers. Leveraging sophisticated technology, data analytics, and a team rich with industry experience, MultiPlan interprets clients’ needs and customizes innovative solutions that combine its payment and revenue integrity, network-based, data and decision science, and analytics-based services. MultiPlan delivers value to more than 700 healthcare payors, over 100,000 employers, 60 million consumers, and 1.4 million contracted providers. For more information, visit multiplan.com.

Forward Looking Statements

This press release includes statements that express our management’s opinions, expectations, beliefs, plans, objectives, assumptions, or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements”. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “forecasts,” “intends,” “plans,” “may,” “will,” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this press release. Such forward-looking statements are based on available current market information and management’s expectations, beliefs and forecasts concerning future events impacting the business. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that these forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These factors include: our ability to consummate the Transactions; our ability to execute and realize the expected benefits of the Transactions; the impact of the Transactions on the market price of our securities; litigation, including the outcome of any legal proceedings that may be instituted against us or others relating to the Transactions; diversion of our management’s attention away from our business on account of the Transactions; our ability to raise additional capital in the future; the risk that an insufficient number of eligible holders participate in the Exchange Offers; if the Transactions are not consummated, the potential delays and significant costs of alternative transactions, which may not be available to us on acceptable terms, or at all, which in turn may impact our ability to continue as a going concern; the adverse impact of failing to consummate the Transactions or otherwise deleveraging on our financial condition, business prospects and the market price of our securities; loss of our clients, particularly our largest clients; interruptions or security breaches of our information technology systems and other cybersecurity attacks; the impact of reduced claims volumes resulting from a nationwide outage by a vendor used by our clients; the ability to achieve the goals of our strategic plans and recognize the anticipated strategic, operational, growth and efficiency benefits when expected; our ability to enter new lines of business and broaden the scope of our services; the loss of key members of management team or inability to maintain sufficient qualified personnel; our ability to continue to attract, motivate and retain a large number of skilled employees, and adapt to the effects of inflationary pressure on wages; trends in the U.S. healthcare system, including recent trends of unknown duration of reduced healthcare utilization and increased patient financial responsibility for services; effects of competition; effects of pricing pressure; our ability to identify, complete and successfully integrate acquisitions; the inability of our clients to pay for our services; changes in our industry and industry standards and technology; our ability to protect proprietary information, processes and applications; our ability to maintain the licenses or right of use for the software we use; our inability to expand our network infrastructure; our ability to obtain additional financing; our ability to pay interest and principal on our notes and other indebtedness; lowering or withdrawal of our credit ratings; adverse outcomes related to litigation or governmental proceedings; inability to preserve or increase our market share or the size of our PPO networks; decreases in discounts from providers; pressure to limit access to preferred provider networks; the loss of our existing relationships with providers; changes in our regulatory environment, including healthcare law and regulations; the expansion of privacy and security laws; heightened enforcement activity by government agencies; the possibility that we may be adversely affected by other political economic, business and/or competitive factors; changes in accounting principles or the incurrence of impairment charges our ability to remediate any material weaknesses or maintain effective internal controls over financial reporting; other factors disclosed in our Securities and Exchange Commission (“SEC”) filings from time to time, including, without limitation, those factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and our filings with the SEC; and other factors beyond our control. Additionally, there can be no assurances that the Transactions will be successfully consummated as they remain subject to the satisfaction of certain conditions precedent. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.